UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2004

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Item 2. Acquisition of Assets.

On April 27, 2004, Associated Banc-Corp entered into an agreement to acquire First Federal Capital Corp., La Crosse, Wisconsin. Associated Banc-Corp filed an 8-K with its press release and hereby submits the Agreement and Plan of Merger between the parties as an additional exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)
Date April 30, 2004	By /s/ Brian R. Bodager
(Signature)* Brian R. Bodager Chief Administrative Officer, General Counsel & Corporate Secretary

* Print name and title of the signing officer under his signature.